EXHIBIT 16.1

May 15, 2009

United States Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: CRM Holdings, Ltd.
Commission File No. 001-32705

Dear Madam or Sir:

We have read Item 4.01 of Changes in Registrant’s Certifying Accountant Form 8-K/A dated May 15, 2009, of CRM Holdings Ltd. We agree with the statement regarding our firm. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

/s/Johnson Lambert & Co. LLP

Johnson Lambert & Co. LLP